Exhibit 10(jj)
U.S. PARTICIPANT ADDENDUM NO. 1
TO THE POTASH CORPORATION OF SASKATCHEWAN INC. DEFERRED SHARE UNIT PLAN
FOR NON-EMPLOYEE DIRECTORS
In order to comply with the provisions of Section 409A of the Code (as hereafter defined) as it relates to U.S. Participants (as hereafter defined), the Potash Corporation of Saskatchewan Inc. Deferred Share Unit Plan for Non-Employee Directors (the “Plan”) as it pertains to U.S. Participants is hereby amended, effective as of January 1, 2005, as follows:
1.	Section 4 of the Plan is hereby amended by adding a new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, with respect to any Participant who is subject to U.S. income tax (“U.S. Participant”), the Participant’s election to defer any portion of the Annual Retainer Fee for the year in which the Participant became an employee shall remain in effect through the last day of such year.”

2.	The second paragraph of Section 5(b) of the Plan is hereby amended by adding, immediately before the period in the first sentence thereof, the following:

“, which, in the case of any U.S. Participant, shall apply to the portion of the Annual Retainer Fee attributable to services performed after the election becomes irrevocable.”

3.	Section 8 of the Plan is hereby amended by adding, immediately after the third sentence thereof, a new sentence to read as follows:

“Notwithstanding the foregoing, the Entitlement Date of any U.S. Participant shall be, and payment to any U.S. Participant shall be made within sixty (60) days after the last day of the calendar quarter in which his Termination of Board Service occurs. If a U.S. Participant is a Specified Employee (within the meaning of the regulations under Section 409A of the Internal Revenue Code, of 1986, as amended (“Code”)) on the date of his Termination of Board Service, payment to such Participant will be made on the first business day that is six months following his Termination of Board Service.”
EXECUTED on 19 day of December, 2008.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph A. Podwika
Title Senior Vice President, General Counsel & Secretary